Exhibit 10.33
AMENDMENT TO
EMPLOYMENT AGREEMENT
BETWEEN
CONCENTRIC ENERGY CORP.
AND
ANDREW K. SIMPSON
     THIS AMENDMENT (the “Amendment”), is dated as of October 17, 2008 (the “Execution Date”) and is entered into by and between Concentric Energy Corp., a Nevada corporation (the “Company”), and Andrew K. Simpson (the “Executive”), collectively referred to herein as the “parties”.
     WHEREAS the Company has engaged the Executive as of June 17, 2008 to serve as its CEO as well as to perform other duties on behalf of the Company, as determined by the Board of Directors;
     WHEREAS the parties originally agreed to the engagement of the Executive on November 30, 2006 with the intent that Executive serve as CFO, and the agreement of the parties was amended thereafter with respect to Executive’s salary and position and duties;
     WHEREAS the parties agreed on June 17, 2008 to increase Executive’s salary to $240,000 per year beginning on April 1, 2008;
     WHEREAS the parties intend that October 17, 2008 should represent the Execution Date of the Agreement; and
     NOW, THEREFORE, for and in consideration of the mutual promises and conditions made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend Mr. Simpson’s November 30, 2006 employment agreement by striking section 3.1 and inserting the following:
     3.1 Annual Base Salary. The Company shall pay the Executive salary for the services to be rendered by him during the Employment Term at the monthly rate of twenty thousand dollars ($20,000) (the “Base Salary”), subject to increases, if any, as the Board of Directors (“Board”) may determine in its sole discretion after periodic review of the Executive’s performance of his duties hereunder not less frequently than annually. Such Base Salary shall be payable in periodic installments in accordance with the terms of the Company’s regular payroll practices in effect from the time during the term of this Agreement, but in no event less frequently than once each month.
IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.

COMPANY:	CONCENTRIC ENERGY CORP.

	By:	/s/ Rockell N. Hankin

Rockell N. Hankin, Chairman of the Board

EXECUTIVE:		/s/ Andrew K. Simpson

Andrew K. Simpson